California-Portfolio A
341228    PROMISSORY NOTE

$162,000,000.00                        Dated as of June 9, 2016

For value received, the undersigned, herein called "Borrower," promises to pay to the order of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, who, together with any subsequent holder of this note (hereinafter, the "Note"), is hereinafter referred to as "Lender", at 720 E. Wisconsin Avenue, Milwaukee, WI 53202 or at such other place as Lender shall designate in writing, in coin or currency which, at the time or times of payment, is legal tender for public and private debts in the United States, the principal sum of ONE HUNDRED SIXTY-TWO MILLION DOLLARS or so much thereof as shall have been advanced from time to time plus interest on the outstanding principal balance at the rate and payable as follows:

Interest shall accrue from the date of advance until maturity at the rate of three and fifty-three hundredths percent (3.53%) per annum (the "Interest Rate").

Accrued interest only on the amount advanced shall be paid on the fifteenth day of the month following the date of advance ("Amortization Period Commencement Date"). On the fifteenth day of the following month and on the fifteenth day of each month thereafter until maturity, installments of principal and interest shall be paid in the amount of $730,168.00.

Interest will be calculated assuming each month contains thirty (30) days and each calendar year contains three hundred sixty (360) days. In the event of a partial month, however, interest for such partial month will be calculated based on the actual number of days the principal balance of this Note is outstanding in the month and the actual number of days in the calendar year.

Payments shall be made directly to Lender by electronic transfer of funds using the Automated Clearing House System initiated by Borrower. After a second late payment, Borrower shall thereafter be required to make payments by electronic transfer of funds using the Automated Clearing House System initiated by Lender for the remainder of the term of this Note. To effectuate these payments, Borrower, at or prior to the date hereof, shall execute an ACH form provided by Lender. All installments shall be applied first in payment of interest, calculated monthly on the unpaid principal balance, and the remainder of each installment shall be applied in payment of principal. The entire unpaid principal balance plus accrued interest thereon shall be due and payable on June 15, 2026 (the "Maturity Date").

Provided Lender has no further obligation to advance principal under this Note to Borrower, beginning on January 1, 2017, Borrower shall have the right, upon not less than ten

(10) Business Days prior written notice, to prepay (on a Business Day only) this Note in full with a Prepayment Fee (as hereinafter defined); provided, however, that such notice must contain the anticipated date of prepayment. If Borrower fails to prepay on, or within five (5) Business Days before or after such anticipated date of prepayment, such failure shall be deemed to be a withdrawal of Borrower's notice of prepayment, and Borrower shall be required to submit another written notice of prepayment pursuant to the terms and conditions set forth in this Note if Borrower thereafter elects to prepay this Note. This Prepayment Fee represents consideration to Lender for loss of yield and reinvestment costs provided, however, that no Prepayment Fee shall be due if Lender elects to apply insurance loss proceeds to the prepayment of this Note. The Prepayment Fee shall be the greater of Yield Maintenance or one percent (1%) of the outstanding principal balance of this Note (the "Prepayment Fee"). The Prepayment Fee shall be calculated as of the Prepayment Fee Determination Date.

"Business Day" means any day other than a Saturday, a Sunday or a day on which: (i) Lender is closed for business or (ii) the Federal Reserve Bank of New York is closed for business.

"Yield Maintenance" means the amount, if any, by which

(i)    the present value on the Prepayment Fee Determination Date of the Then Remaining Payments determined by using the Periodic Discount Rate; exceeds

(ii)    the outstanding principal balance of this Note (exclusive of all accrued interest) on the Prepayment Fee Determination Date.

"Prepayment Fee Determination Date" means

(A)	In the case of a voluntary prepayment, the date of the voluntary prepayment;

(B)

(C)	In the case of a prepayment following an acceleration of the Indebtedness (as hereinafter defined), the date of such acceleration;

(D)

(E)	In the case of Borrower becoming a debtor in a bankruptcy or other insolvency proceeding, the date of Lender's filing of its proof of claim in such proceeding.

"Then Remaining Payments" means payments in such amounts and at such times as would have been payable subsequent to the Prepayment Fee Determination Date (assuming prepayment in full is made on the first day on which it is permitted without payment of a Prepayment Fee) in accordance with the terms of this Note.

"Periodic Discount Rate" means the rate which, when compounded monthly, equals the Treasury Rate.

"Treasury Rate" means:

(A)
The linearly interpolated yield, compounded semi-annually, of the two (2) most recently auctioned (on the run) non-callable U.S. Treasury bonds, notes or bills (other than inflation indexed (i.e., inflation protected) securities) issued by the United States Treasury having maturity dates equivalent or most nearly equivalent to the Average Life Date as reported (on-line or otherwise) by The Wall Street Journal one (1) Business Day prior to the Prepayment Fee Determination Date; or

(A)
If the yields from (A) above are not available, the linearly interpolated yield, compounded semi-annually, of the two (2) Treasury Constant Maturity Series (other than inflation indexed (i.e., inflation protected) securities) having constant maturity dates equivalent or most nearly equivalent to the Average Life Date as reported, for the latest day for which such yields shall have been so reported, as of one (1) Business Day preceding the Prepayment Fee Determination Date, in Federal Reserve Statistical Release H.15 (or comparable successor publication); or

(C)	If the yields from (A) and (B) above are not available, a rate comparable to what would have been calculated under clause (A) or (B) above, as reasonably determined by Lender.

To the extent that the source used in (A), (B) or (C) above updates treasury yield information during the day, Lender shall rely on the treasury yields reported prior to 12:00 Noon (Central Time) one (1) Business Day prior to the Prepayment Fee Determination Date.

"Average Life Date" means the date which is the Remaining Average Life from the Prepayment Fee Determination Date.

"Remaining Average Life" means the number of years (calculated to the nearest day) obtained by dividing:

(A)    the sum of the products obtained by multiplying

(1)    the principal component of each Then Remaining Payment;

by

(2)    the number of years (calculated to the nearest day) that will elapse between the Prepayment Fee Determination Date and the scheduled due date of such Then Remaining Payment;

by

(B)    The outstanding principal balance of this Note (exclusive of all accrued interest) on the Prepayment Fee Determination Date.

Upon the occurrence of an Event of Default (as defined in the Master Loan Agreement) followed by the acceleration of the whole indebtedness evidenced by this Note, the payment of such indebtedness will constitute an evasion of the prepayment terms hereunder and be deemed to be a voluntary prepayment hereof and such payment will, therefore, to the extent not prohibited by law, include the Prepayment Fee required under the prepayment in full right recited above.

In the event of a partial prepayment of this Note for any reason contemplated in the Loan Documents (as defined in the Master Loan Agreement), the Prepayment Fee, if required, shall be an amount equal to the Prepayment Fee if this Note were prepaid in full, multiplied by a fraction, the numerator of which shall be the principal amount prepaid and the denominator of which shall be the outstanding principal balance of this Note immediately preceding the Prepayment Fee Determination Date with respect to such partial prepayment.

Notwithstanding the above and provided Borrower is not in default under any provision contained in the Loan Documents, this Note may be prepaid in full at any time, without a prepayment fee, during the last sixty (60) days of the term of this Note.

The prepayment of this Note as herein provided, together with the Prepayment Fee (if required as herein provided) if received by Lender prior to 12:00 p.m. Central Time on a Business Day, shall be credited on that Business Day, or, if received by Lender at or after 12:00 p.m. Central Time on a Business Day, shall, at Lender's option, be credited on the next Business Day.
Portfolio A - Note    5

By signing immediately below, Borrower hereby acknowledges the provisions of this Note relating to prepayments of the indebtedness evidenced by this Note and the application of these provisions to prepayments on acceleration of the indebtedness hereunder. Specifically, but without limiting the generality of the foregoing, Borrower has separately signed below in compliance with the provisions of California Civil Code Section 2954.10, to the extent applicable to Borrower. Borrower hereby acknowledges that this waiver is supported by evidence of a course of conduct by Lender of individual weight given to the consideration in the loan transaction evidenced by this Note for the waiver and agreement of Borrower contained herein.

Acknowledgment by Borrower of Prepayment Provisions.

SIGNATURE OF BORROWER:

CAREFREE COMMUNITIES CA LLC,
a Delaware limited liability company

By: /s/ Karen J. Dearing
Name: Karen J. Dearing
Its: Authorized Representative

NHC-CA101, LLC, a Delaware
limited liability company

By: /s/ Karen J. Dearing
Name: Karen J. Dearing
Its: Authorized Representative

Borrower acknowledges and agrees that the Interest Rate hereunder shall be increased if certain financial statements and other reports are not furnished to Lender, all as described in more detail in the provision of the Master Loan Agreement entitled "Financial Statements".

This Note is secured by multiple Lien Instruments (as defined in the Master Loan Agreement) of even date herewith executed by CAREFREE COMMUNITIES CA LLC, a Delaware limited liability company, and NHC-CA101, LLC, a Delaware limited liability company, to THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, as Trustee for THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, which Lien Instruments encumber the Property identified in that certain Master Loan Agreement executed by Borrower and Lender of even date herewith (as amended from time to time in accordance with its terms, the "Master Loan Agreement").

Upon the occurrence of an Event of Default (as defined in the Master Loan Agreement), the whole unpaid principal hereof and accrued interest shall, at the option of Lender, to be exercised at any time thereafter, become due and payable at once without notice, notice of the exercise of, and the intent to exercise, such option being hereby expressly waived.

All parties at any time liable, whether primarily or secondarily, for payment of indebtedness evidenced hereby, for themselves, their heirs, legal representatives, successors and assigns, respectively, expressly waive presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection; consent to the extension by Lender of the time of said payments or any part thereof; further consent that the real or collateral security or any part thereof may be released by Lender, without in any way modifying, altering, releasing, affecting, or limiting their respective liability or the lien of the Lien Instruments; and agree to pay reasonable attorneys' fees and expenses of collection in case this Note is placed in the hands of an attorney for collection or suit is brought hereon and any attorneys' fees and expenses incurred by Lender to enforce or preserve its rights under any of the Loan Documents in any bankruptcy or insolvency proceeding.

All amounts due Lender including principal and, to the extent permitted by applicable law, interest not paid when due (without regard to any notice and/or cure provisions contained in any of the Loan Documents), including principal becoming due by reason of acceleration by Lender of the unpaid balance of this Note, shall bear interest from the due date thereof until paid at the Default Rate. "Default Rate" means the lower of a rate equal to the interest rate in effect at the time of the default as herein provided plus 5% per annum or the maximum rate permitted by law.

No provision of this Note shall require the payment or permit the collection of interest, including any fees paid which are construed under applicable law to be interest, in excess of the maximum permitted by law. If any such excess interest is collected or herein provided for, or shall be adjudicated to have been collected or be so provided for herein, the provisions of this paragraph shall govern, and Borrower shall not be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. Any such excess collected shall, at the option of Lender, unless otherwise required by applicable law, be immediately refunded to Borrower or credited on the principal of this Note immediately upon Lender's awareness of the collection of such excess.

Nothing herein contained shall limit the rights of Lender under California Code of Civil Procedure Section 726.5 or under any other statute, case or other law which gives Lender the right to waive its lien against environmentally impaired property and pursue the rights of an unsecured creditor or otherwise obtain a money judgment against Borrower.

Notwithstanding any provision contained herein or in the Loan Documents (as defined in the Master Loan Agreement) to the contrary, if Lender shall take action to enforce the collection of the indebtedness evidenced hereby or secured by the Lien Instruments (collectively, the "Indebtedness"), its recourse shall, except as provided below, be limited to the Property or the proceeds from the sale of the Property and the proceeds realized by Lender in exercising its rights and remedies (i) under the Absolute Assignment (as defined in the Master Loan Agreement), (ii) under the Guarantee of Recourse Obligations of even date herewith executed by Sun Communities Operating Limited Partnership, a Michigan limited partnership for the benefit of Lender and under other separate guarantees, if any, (iii) under any of the other Loan Documents and (iv) in any other collateral securing the Indebtedness. If such proceeds are insufficient to pay the Indebtedness, Lender will never institute any action, suit, claim or demand in law or in equity against Borrower for or on account of such deficiency; provided, however, that the provisions contained in this paragraph

(i)    shall not in any way affect or impair the validity or enforceability of the Indebtedness or the Master Loan Agreement; and

(ii)    shall not prevent Lender from seeking and obtaining a judgment against Borrower, and Borrower shall be personally liable, for the Recourse Obligations.

"Recourse Obligations" means

(a) rents and other income from the Property received by Borrower or those acting on behalf of Borrower from and after the date of any default under the Loan Documents remaining uncured prior to the Conveyance Date (as hereinafter defined), which rents and other income have not been applied to the payment of principal and interest on this Note or to reasonable operating expenses of the Property (which includes payment of a management fee of 3.00%);

(b) amounts necessary to repair any damage to the Property caused by the intentional acts or omissions of Borrower or those acting on behalf of Borrower;

(c) insurance loss and Condemnation Proceeds (as defined in the Master Loan Agreement) released to Borrower but not applied in accordance with any agreement between Borrower and Lender as to their application;

(d) the amount of insurance loss proceeds which would have been available with respect to a casualty on the Property, but were not available due to the default by Borrower in carrying all insurance required by Lender;

(e) damages suffered by Lender as a result of fraud or misrepresentation in connection with the Indebtedness by Borrower or those in control of or controlled by Borrower;

(f) amounts in excess of any rents or other revenues collected by Lender from operation of the Property from and after acceleration of the Indebtedness until the Conveyance Date, if any, which amounts are necessary to pay real estate taxes, special assessments and insurance premiums with respect to the Property (to the extent not previously deposited with Lender by Borrower pursuant to Article VII of the Master Loan Agreement, and amounts required to fulfill Borrower's obligations as lessor under any leases of the Property, in each case, either paid by Lender and not reimbursed prior to, or remaining due or delinquent on the Conveyance Date;

(g) all security deposits under leases of the Property or any portion of the Property collected by Borrower, any agent of Borrower or any predecessor of Borrower, and not refunded to the tenants thereunder in accordance with their respective leases, applied in accordance with such leases or law or delivered to Lender, and all advance rents collected by Borrower, any agent of Borrower or any predecessor of Borrower and not applied in accordance with the leases of the Property or delivered to Lender;

(h) all outstanding amounts due under the Indebtedness, including principal, interest, and other charges if there shall be a violation of any of the provisions of the Master Loan Agreement following the caption entitled "Prohibition on Transfer"; and

(i) reasonable attorneys' fees and expenses incurred to the extent suit is brought to collect any of the amounts described in subparagraphs (a) through (h) above.

"Conveyance Date" means the first to occur of: (i) the later of (a) the date on which title vests in the purchaser at the foreclosure sale of the Property pursuant to the Lien Instrument or (b) the date on which Borrower's statutory right of redemption shall expire or be waived, (ii) a Valid Tender Date or (iii) the date of the conveyance of the Property to Lender in lieu of foreclosure.

"Valid Tender Date" means the date on which a Tender is made which, with the passage of time, becomes a Valid Tender.

"Tender" means the tender by Borrower of (i) true, complete and accurate copies of all leases of the Property with an instrument assigning them to Lender or Lender's designee and (ii) a special warranty or bargain and sale deed conveying good and marketable title to the Property to Lender or Lender's designee, subject to no liens or encumbrances subordinate to the lien securing the Indebtedness not previously approved in writing by Lender.

"Valid Tender" means (i) a Tender and (ii) the passage of the Review Period, during which period, Borrower shall not create any consensual liens on the Property and Borrower shall not be or become a debtor in any bankruptcy proceeding or the subject of any other insolvency proceeding (other than a bankruptcy or other insolvency proceeding commenced by Lender or any of its affiliates).

"Review Period" means the period of time from the date of the Tender until the earlier of (i) sixty (60) days thereafter or (ii) the date of acceptance of the Tender by Lender or Lender's designee.

Lender or Lender's designee shall have the Review Period to accept or reject a Tender to enable Lender or Lender's designee to review title to, and obtain an environmental assessment of, the Property, and, at Lender's or Lender's designee's option, the deed and lease assignment shall be deposited into an escrow during the Review Period.

If Lender or Lender's designee shall not accept such Tender within the Review Period, the Tender shall be deemed to be rejected, but a Valid Tender shall remain a Valid Tender despite such rejection.

All notices, demands, requests and consents permitted or required under this Note shall be given in the manner prescribed in the Master Loan Agreement.

This Note, the interpretation hereof and the rights, obligations, duties and liabilities hereunder shall be governed and controlled by the laws of California.

[Signatures are on the following page.]

CAREFREE COMMUNITIES CA LLC,
a Delaware limited liability company

By:     /s/ Karen J. Dearing
Name: Karen J. Dearing
Its: Authorized Representative

NHC-CA101, LLC, a Delaware
limited liability company

By:     /s/ Karen J. Dearing
Name: Karen J. Dearing
Its: Authorized Representative